EXHIBIT 10.11

COMMERCIAL DEED OF TRUST, SECURITY AGREEMENT

FINANCING STATEMENT AND ASSIGNMENT OF RENTS

NOTICE OF CONFIDENTIALITY RIGHTS: IF YOU ARE A NATURAL PERSON, YOU MAY REMOVE OR STRIKE ANY OR ALL OF THE FOLLOWING INFORMATION FROM ANY INSTRUMENT THAT TRANSFERS AN INTEREST IN REAL PROPERTY BEFORE IT IS FILED FOR RECORD IN THE PUBLIC RECORDS: YOUR SOCIAL SECURITY NUMBER OR YOUR DRIVER’S LICENSE NUMBER

IBG ADRIATICA HOLDINGS, INC., a Texas corporation	FIRST UNITED BANK AND TRUST COMPANY

1600 Redbud Boulevard, Suite 400	1400 West Main Street

McKinney, Texas 75069	Durant, Oklahoma 74701

CONVEYANCE AND GRANT. For valuable consideration, Borrower conveys to GREG MASSEY, Trustee, in trust with power of sale, for the benefit of Beneficiary, the following described real property, together with all existing or subsequently erected or affixed buildings, Improvements and Fixtures; and all easements, rights of way, and appurtenances; all water and water rights; and all other rights, royalties, and profits relating to the real property, including without limitation such rights as Borrower may have in all minerals, oil, gas, geothermal and similar matters, located in Collin County, Texas (the “Real Property”):

Being all those certain tracts or parcels of land situated in Collin County, Texas, more fully described in Exhibit “A” attached hereto and made a part hereof for all purposes.

SUBJECT TO all conditions, covenants, restrictions, reservations and easements that appear of record.

Borrower hereby absolutely assigns to Beneficiary all of Borrower’s right, title, and interest in and to all present and future leases of the Property and all Rents from the Property. In addition, Borrower grants Beneficiary a Uniform Commercial Code security interest in the Rents and the Personal Property defined below.

DEFINITIONS. The following words shall have the following meanings when used in this Deed of Trust. Terms not otherwise defined in this Deed of Trust shall have the meanings attributed to such terms in the Texas Uniform Commercial Code. All references to dollar amounts shall mean amounts in lawful money of the United States of America.

Deed of Trust. The words “Deed of Trust” mean this Commercial Deed of Trust, Security Agreement, Financing Statement and Assignment of Rents, among Borrower, Beneficiary, and Trustee, and includes without limitation all assignment and security interest provisions relating to the Personal Property and Rents.

Fixtures. The word “Fixtures” means all building material, machinery, apparatus, equipment, fittings, fixtures and personal property of every kind and nature whatsoever, now in, part of, affixed to, delivered to or used in connection with the buildings and improvements on the Real Property, or hereafter acquired by the Borrower and hereafter placed in, affixed to, delivered to or used in connection with such buildings and improvements or any buildings hereinafter constructed or placed upon the Real Property or any part thereof, including, but without limiting the generality of the foregoing, all engines, furnaces, boilers, stokers, pumps, heaters, tanks, dynamos, transformers, motors, generators, fans, blowers, vents, switchboards, electrical equipment, heating, plumbing, lifting and ventilating apparatus, air-cooling and air-conditioning apparatus, water, gas and electrical fixtures, elevators, mail conveyors, escalators, drapes, carpets, shades, awnings, screens, radiators, partitions, ducts, shafts, pipes, conduits, lines and facilities of whatsoever nature for air, gas, water, steam, electricity, waste sewage and for other utilities, services and uses, compressors, vacuum cleaning systems, call systems, fire prevention and extinguishing apparatus, kitchen equipment, cafeteria equipment, all of which to the extent permitted by law are hereby understood and agreed to be part and parcel of the Real Property and improvements thereon and appropriated to the use and operation of the Real Property and said improvements, and whether affixed or annexed or not, shall for the purposes of this Deed of Trust be deemed constructively to be real estate and conveyed hereby, excluding, however, readily movable trade fixtures not used or acquired for use in connection with the operation of any such building or any part thereof, readily movable office furniture, furnishings and equipment not so used or acquired for use, and consumable supplies, whether or not affixed or annexed, that have been or that may hereafter be placed in any building constructed upon the Real Property or any part thereof.

Guarantor. The word “Guarantor” (individually and/or collectively, as the context may require) means those persons, firms or entities, if any, designated as Guarantor in the Related Documents.

Guaranty. The word “Guaranty” (individually and/or collectively, as the context may require) means that or those instruments of guaranty, if any, now or hereafter in effect, from Guarantor to Beneficiary guaranteeing the repayment of all or any part of the Indebtedness.

Improvements. The word “Improvements” means and includes without limitation all existing and future improvements, fixtures, buildings, structures, mobile homes affixed on the Real Property, facilities, additions and other construction on the Real Property.

Indebtedness. The word “Indebtedness” means: (a) the Note; (b) all principal and earned interest and other sums required to be paid pursuant to the Note, this Deed of Trust, and any other instruments related thereto; (c) all sums advanced or costs or expenses incurred by Beneficiary (whether by Beneficiary directly or on Beneficiary’s behalf by the Trustee) which are made or incurred pursuant to or allowed by the terms of this instrument, plus interest thereon at the same rate as provided in the Note from the date paid until reimbursed; (d) other and additional notes, debts, obligations, and liabilities of any kind and character of Borrower, now and hereafter existing in favor of Beneficiary regardless of whether such notes, debts, obligations, and liabilities be direct or indirect, primary or secondary, joint, several or joint and several, fixed or contingent and regardless of whether such present or future notes, debts, obligations, and liabilities may, prior to their acquisition by Beneficiary, be or have been payable to or be or have been in favor of some other person or have been acquired by Beneficiary in a transaction with one other than Beneficiary, together with any and all renewals and extensions of such notes, debts, obligations, and liabilities, or any part thereof; and (e) all renewals and extensions of the above whether or not Borrower executes any renewal or extension agreement.

Note. The word “Note” means the note dated effective June 28, 2011, in the principal amount of Twelve Million One Hundred Eighty-Seven Thousand Five Hundred and 00/100 Dollars ($12,187,500.00) from Borrower to Beneficiary, together with all renewals, extensions, modifications, refinancings, and substitutions for the Note.

Personal Property. The words “Personal Property” mean all equipment, and other articles of personal property now or hereafter owned by Borrower, and now or hereafter attached or affixed to the Real Property, and such other personal property as may be described in this Deed of Trust; together with all accessions, parts, additions to, replacements of, and substitutions for, any of such property; and together with all proceeds (including without limitation all insurance proceeds and refunds of premiums) from any sale or other disposition of the Property.

Property. The word “Property” means collectively the Real Property and the Personal Property.

Related Documents. The words “Related Documents” mean and include without limitation all credit agreements, loan agreements, guaranties, security agreements, mortgages, deeds of trust, and all other instruments and documents, whether now or hereafter existing, executed in connection with the Indebtedness.

Rents. The word “Rents” means all present and future rents, revenues, income, issues, bonuses, production payments, royalties, profits, and other benefits derived from the Property.

THIS DEED OF TRUST IS GIVEN AND ACCEPTED ON THE FOLLOWING TERMS:

PAYMENT AND PERFORMANCE. Except as otherwise provided in this Deed of Trust, Borrower shall pay to Beneficiary all amounts secured by this Deed of Trust as they become due, and shall strictly and in a timely manner perform all of Borrower’s obligations under the Indebtedness and this Deed of Trust.

POSSESSION AND MAINTENANCE OF THE PROPERTY. Borrower agrees that Borrower’s possession and use of the Property shall be governed by the following provisions:

Possession and Use. Until the occurrence of an Event of Default, Borrower may: (a) remain in possession and control of the Property; (b) use, operate or manage the Property; and (c) collect any Rents from the Property.

Duty to Maintain. Borrower shall maintain the Property in tenantable condition and promptly perform all repairs, replacements, and maintenance necessary to preserve its value.

Hazardous Substances. The terms “hazardous waste,” “hazardous substance,” “disposal,” “release,” and “threatened release,” as used in this Deed of Trust, shall have the same meanings as set forth in the Comprehensive Environmental Response, Compensation, and Liability Act of 1980, as amended, 42 U.S.C. Section 9601, et seq. (“CERCLA”), the Superfund Amendments and Reauthorization Act of 1986, Pub. L. No. 99-499 (“SARA”), the Hazardous Materials Transportation Act, 49 U.S.C. Section 1801, et seq., the Resource Conservation and Recovery Act, 49 U.S.C. Section 6901, et seq., or other applicable state or Federal laws, rules, or regulations adopted pursuant to any of the foregoing. Borrower represents and warrants to Beneficiary that: (a) During the period of Borrower’s ownership of the Property, there has been no use, generation, manufacture, storage, treatment, disposal, release or threatened release of any hazardous waste or substance by any person on, under, or about the Property; (b) Borrower has no knowledge of, or reason to believe that there has been, except as previously disclosed to and acknowledged by Beneficiary in writing, (i) any use, generation, manufacture, storage, treatment, disposal, release, or threatened release of any hazardous waste or substance by any prior owners or occupants of the Property or (ii) any actual or threatened litigation or claims of any kind by any person relating to such matters; (c) Except as previously disclosed to and acknowledged by Beneficiary in writing, (i) neither Borrower nor any tenant, contractor, agent or other authorized user of the Property shall use, generate, manufacture, store, treat, dispose of, or release any hazardous waste or substance on, under, or about the Property and (ii) any such activity shall be conducted in compliance with all applicable federal, state, and local laws, regulations, and ordinances, including without limitation those laws, regulations, and ordinances described above. Borrower authorizes Beneficiary and its agents to enter upon the Property to make such inspections and tests as Beneficiary may deem appropriate to determine compliance of the Property with this section of the Deed of Trust. Any inspections or tests made by Beneficiary shall be at Borrower’s expense, shall be for Beneficiary’s purposes only and shall not be construed to create any responsibility or liability on the part of Beneficiary to Borrower or to any other person. The representations and warranties contained herein are based on Borrower’s due diligence in investigating the Property for hazardous waste. Borrower hereby (a) releases and waives any future claims against Beneficiary for indemnity or contribution in the event Borrower becomes liable for cleanup or other costs under any such laws, and (b) agrees to indemnify and hold harmless Beneficiary against any and all claims, losses, liabilities, damages, penalties, and expenses which Beneficiary may directly or indirectly sustain or suffer resulting from a breach of this section of the Deed of Trust or as a consequence of any use, generation, manufacture, storage, disposal, release or threatened release occurring prior to Borrower’s ownership or interest in the Property, whether or not the same was or should have been known to Borrower. The provisions of this section of the Deed of Trust including the obligation to indemnify, shall survive the payment of the Indebtedness and the satisfaction and release of the lien of this Deed of Trust and shall not be affected by Beneficiary’s acquisition of any interest in the Property, whether by foreclosure or otherwise.

Nuisance, Waste. Borrower shall not cause, conduct or permit any nuisance nor commit, permit, or suffer any stripping of or waste on or to the Property or any portion of the Property. Specifically without limitation, Borrower will not remove, or grant to any other party the right to remove, any timber, minerals (including oil and gas), soil, gravel or rock products without the prior written consent of Beneficiary. This restriction will not apply to rights and easements (such as gas and oil) not owned by Borrower and of which Borrower has informed Beneficiary in writing prior to Borrower’s signing of this Deed of Trust.

Removal of Improvements. Borrower shall not demolish or remove any Improvements from the Real Property without the prior written consent of Beneficiary. As a condition to the removal of any Improvements, Beneficiary may require Borrower to make arrangements satisfactory to Beneficiary to replace such Improvements with Improvements of at least equal value.

Beneficiary’s Right to Enter. Beneficiary and its agents and representatives may enter upon the Real Property at all reasonable times to attend to Beneficiary’s interests and to inspect the Property for purposes of Borrower’s compliance with the terms and conditions of this Deed of Trust.

Compliance with Governmental Requirements. Borrower shall promptly comply with all laws, ordinances, and regulations, now or hereafter in effect, of all governmental authorities applicable to the use or occupancy of the Property. Borrower may contest in good faith any such law, ordinance, or regulation and withhold compliance during any proceeding, including appropriate appeals, so long as Borrower has notified Beneficiary in writing prior to doing so and so long as Beneficiary’s interests in the Property are not jeopardized. Beneficiary may require Borrower to post adequate security or a surety bond, reasonably satisfactory to Beneficiary, to protect Beneficiary’s interest.

Duty to Protest. Borrower agrees neither to abandon nor leave unattended the Property. Borrower shall do all other acts, in addition to those acts set forth above in this section, which from the character and use of the Property are reasonably necessary to protect and preserve the Property.

DUE ON SALE – CONSENT BY BENEFICIARY. Beneficiary may, at its option, declare immediately due and payable all Indebtedness secured by this Deed of Trust upon the sale or transfer, without the Beneficiary’s prior written consent, of all or any part of the Real Property, or any interest in the Real Property. A “sale or transfer” means the conveyance of Real Property or any right, title or interest therein; whether legal or equitable; whether voluntary or involuntary; whether by outright sale, deed, installment sale contract, land contract, contract for deed, leasehold interest with a term greater than three (3) years, lease-option contract, or by sale, assignment, or transfer of any beneficial interest in or to any land trust holding title to the Real Property, or by any other method of conveyance of such Real Property interest. If any Borrower is a corporation or partnership, transfer also includes any change in ownership of more than twenty-five percent (25%) of the voting stock or partnership interests, as the case may be of Borrower. However, this option shall not be exercised by Beneficiary if such exercise is prohibited by Federal law or by Texas Law.

TAXES AND LIENS. The following provisions relating to the taxes and liens on the Property are a part of this Deed of Trust:

Payment. Borrower shall pay when due (and in all events prior to delinquency) all taxes, special taxes, assessments, charges (including water and sewer), fines and impositions levied against or on account of the Property, and shall pay when due all claims for work done on or for services rendered or material furnished to the Property. Borrower shall maintain the Property free of all liens having priority over or equal to the interest of Beneficiary under this Deed of Trust, except for the lien of taxes and assessments not due and except as otherwise provided in this Deed of Trust.

Right to Contest. Borrower may withhold payment of any tax, assessment, or claim in connection with a good faith dispute over the obligation to pay, so long as Beneficiary’s interest in the Property is not jeopardized. If a lien arises or is filed as a result of nonpayment, Borrower shall within fifteen (15) days after the lien arises or, if a lien is filed, within fifteen (15) days after Borrower has notice of the filing, secure the discharge of the lien, or if requested by Beneficiary, deposit with Beneficiary, cash or a sufficient corporate surety bond or other security satisfactory to Beneficiary in an amount sufficient to discharge the lien plus any costs and attorneys’ fees or other charges that could accrue as a result of a foreclosure or sale under the lien. In any contest, Borrower shall defend itself and Beneficiary and shall satisfy any adverse judgment before enforcement against the Property. Borrower shall name Beneficiary as an additional obligee under any surety bond furnished in the contest proceedings.

Evidence of Payment. Borrower shall upon demand furnish to Beneficiary satisfactory evidence of payment of the taxes or assessments and shall authorize the appropriate governmental official to deliver to Beneficiary at any time a written statement of the taxes and assessments against the Property.

Notice of Construction. Borrower shall notify Beneficiary at least fifteen (15) days before any work is commenced, any services are furnished, or any materials are supplied to the Property, if any mechanic’s lien, materialmen’s lien, or other lien could be asserted on account of the work, services, or materials and the cost exceeds $1,000.00. Borrower will upon request of Beneficiary furnish to Beneficiary advance assurances satisfactory to Beneficiary that Borrower can and will pay the cost of such improvements.

PROPERTY DAMAGE INSURANCE. The following provisions relating to insuring the Property are a part of this Deed of Trust:

Maintenance of Insurance. Borrower shall procure and maintain policies of fire insurance with standard extended coverage endorsements on a replacement basis for the full insurable value covering all Improvements on the Real Property and all Personal Property in an amount sufficient to avoid application of any coinsurance clause, and with a standard mortgagee clause in favor of Beneficiary, together with such other insurance, including but not limited to hazard, liability, business interruption, and boiler insurance, as Beneficiary may reasonably require. Policies shall be written in form, amounts, coverages and basis reasonably acceptable to Beneficiary. BORROWER MAY FURNISH THE REQUIRED INSURANCE WHETHER THROUGH EXISTING POLICIES OWNED OR CONTROLLED BY BORROWER OR THROUGH EQUIVALENT INSURANCE FROM ANY INSURANCE COMPANY AUTHORIZED TO TRANSACT BUSINESS IN THE STATE OF TEXAS. If Borrower fails to provide any required insurance or fails to continue such insurance in force, Beneficiary may, but shall not be required to, do so at Borrower’s expense, and the cost of the insurance will be added to the Indebtedness. If any such insurance is procured by Beneficiary at a rate or charge not fixed or approved by the State Board of Insurance, Borrower will be so notified, and Borrower will have the option for five (5) days of furnishing equivalent insurance through any insurer authorized to transact business in Texas. Borrower, upon request of Beneficiary, will deliver to Beneficiary from time to time the policies or certificates of insurance in form satisfactory to Beneficiary, including stipulations that coverages will not be cancelled or diminished without at least ten (10) days’ prior written notice to Beneficiary.

Application of Proceeds. Borrower shall promptly notify Beneficiary of any loss or damage to the Property if the estimated cost of repair or replacement exceeds $1,000.00. Beneficiary may make proof of loss if Borrower fails to do so within fifteen (15) days of the casualty. Whether or not Beneficiary’s security is impaired, Beneficiary may, at its election, apply the proceeds to the reduction of the Indebtedness, payment of any lien affecting the Property, or the restoration and repair of the Property. If Beneficiary elects to apply the proceeds to restoration and repair, Borrower shall repair or replace the damaged or destroyed Property in a manner satisfactory to Beneficiary. Beneficiary shall, upon satisfactory proof of such expenditure, pay or reimburse Borrower from the proceeds for the reasonable cost of repair or restoration if Borrower is not in default under this Deed of Trust. Any proceeds which have not been disbursed within 180 days after their receipt and which Beneficiary has not committed to the repair or restoration of the Property shall be used first to pay any amount owing to Beneficiary under this Deed of Trust, then to pay accrued interest, and the remainder, if any, shall be applied to the principal balance of the Indebtedness. If Beneficiary holds any proceeds after payment in full of the Indebtedness, such proceeds shall be paid to Borrower as Borrower’s interests may appear.

Unexpired Insurance at Sale. Any unexpired insurance shall inure to the benefit of, and pass to, the purchaser of the Property covered by this Deed of Trust at any trustee’s sale or other sale held under the provisions of this Deed of Trust, or at any foreclosure sale of such Property.

Borrower’s Report on Insurance. Upon request of Beneficiary, however not more than once a year, Borrower shall furnish to Beneficiary a report on each existing policy of insurance showing: (a) the name of the insurer; (b) the risks insured; (c) the amount of the policy; (d) the property insured, the then current replacement value of such property, and the manner of determining that value; and (e) the expiration date of the policy. Borrower shall, upon request of Beneficiary, have an independent appraiser satisfactory to Beneficiary determine the cash value replacement cost of the Property.

ESCROW FOR TAXES AND INSURANCE_At the request of Beneficiary, Borrower shall create a fund or reserve for the payment of all insurance premiums, taxes, and assessments against the Property by paying to Beneficiary contemporaneously with each installment of principal and interest on the note a sum equal to the premiums that will next become due and payable on the hazard insurance policies covering the Property, or any part thereof, plus taxes and assessments next due on the Property or any part thereof, as estimated by Beneficiary, less all sums paid previously to Beneficiary, divided by the number of months to elapse before one month prior to the date when such premiums, taxes, and assessments will become delinquent, such sums to be held by Beneficiary without interest, for the purpose of paying such premiums, taxes, and assessments. Any excess reserve shall, at the discretion of Beneficiary therefor, be credited by Beneficiary on subsequent payments to be made on the Indebtedness, and any deficiency shall be paid by Borrower to Beneficiary on or before the date when such premiums, taxes, and assessments shall become delinquent. Transfer of legal title to the Property shall automatically transfer to the transferee title in all sums deposited under the provisions of this Section.

FINANCIAL STATEMENTS. Borrower and each Guarantor of the Indebtedness, shall furnish to Beneficiary on an annual basis, balance sheets, income and cash flow statements and federal income tax returns in such form and detail as Beneficiary shall require.

APPRAISALS. Borrower shall furnish to Beneficiary, upon request, such appraisals of the Property as may be required of Beneficiary under applicable State or Federal laws and regulations issued pursuant thereto.

ANNUAL REPORTS. Borrower shall furnish to Beneficiary, upon request, a certified statement of Net Operating Income received from the Property during Borrower’s previous fiscal year in such form and detail as Beneficiary shall require. “Net Operating Income” shall mean all cash receipts from the Property less all cash expenditures made in connection with the operations of the Property.

EXPENDITURES BY BENEFICIARY. If Borrower fails to comply with any provision of this Deed of Trust, or if any action or proceeding is commenced that would materially affect Beneficiary’s interests in the Property, Beneficiary on Borrower’s behalf may, but shall not be required to, take any action that Beneficiary deems appropriate. Any amount that Beneficiary expends in so doing will bear interest at the Note rate from the date incurred or paid by Beneficiary to the date of repayment by Borrower. All such expenses, at Beneficiary’s option, will: (a) be payable on demand; (b) be added to the balance of the Note and be apportioned among and be payable with any installment payments to become due during either (i) the term of any applicable insurance policy or (ii) the remaining term of the Note; or (c) be treated as a balloon payment which will be due and payable at the Note’s maturity. This Deed of Trust also will secure payment of these amounts. The rights provided for in this paragraph shall be in addition to any other rights or any remedies to which Beneficiary may be entitled on account of the default. Any such action by Beneficiary shall not be construed as curing the default so as to bar Beneficiary from any remedy that it otherwise would have had.

WARRANTY: DEFENSE OF TITLE. The following provisions relating to ownership of the Property are a part of this Deed of Trust:

Title. Borrower warrants that: (a) Borrower holds good and indefeasible title of record to the Property in fee simple, free and clear of all liens and encumbrances other than those set forth herein or in any title insurance policy, title report, or attorney’s opinion issued in favor of, and accepted by Beneficiary in connection with this Deed of Trust; and (b) Borrower has the full right, power, and authority to execute and deliver this Deed of Trust to Beneficiary.

Defense of Title. Subject to the exception in the paragraph above, Borrower warrants and will forever defend the title to the Property against the lawful claims of all persons. In the event any action or proceeding is commenced that questions Borrower’s title or the interest of Trustee or

Beneficiary under this Deed of Trust, Borrower shall defend the action at Borrower’s expense. Borrower may be the nominal party in such proceeding, but Beneficiary shall be entitled to participate in the proceeding and to be represented in the proceeding by counsel of Beneficiary’s own choice, and Borrower will deliver, or cause to be delivered, to Beneficiary such instruments as Beneficiary may request from time to time to permit such participation.

Compliance with Laws. Borrower warrants that the Property and Borrower’s use of the Property complies with all existing applicable laws, ordinances, and regulations of governmental authorities.

CONDEMNATION. The following provisions relating to proceedings in condemnation are a part of this Deed of Trust:

Application of Net Proceeds. If all or any part of the Property is condemned by eminent domain proceedings or by any proceeding or purchase in lieu of condemnation, Beneficiary may at its election require that all or any portion of the net proceeds of the award be applied to the Indebtedness or the repair or restoration of the Property. The net proceeds of the award shall mean the award after payment of all reasonable costs, expenses, and attorneys’ fees necessarily paid or incurred by Borrower, Trustee or Beneficiary in connection with the condemnation.

Proceedings. If any proceeding in condemnation is filed, Borrower shall promptly notify Beneficiary in writing, and Borrower shall promptly take such steps as may be necessary to defend the action and obtain the award. Borrower may be the nominal party in such proceeding, but Beneficiary shall be entitled to participate in the proceeding and to be represented in the proceeding by counsel of its own choice, and Borrower will deliver or cause to be delivered to Beneficiary such instruments as may be requested by it from time to time to permit such participation.

ASSIGNMENT OF RENTS. As additional security for the payment of the Indebtedness, Borrower hereby absolutely assigns to Beneficiary all Rents as defined above. Until the occurrence of an Event of Default, Borrower is granted a license to collect and retain the Rents; however, upon receipt from Beneficiary of a notice that an Event of Default exists under this Deed of Trust, Beneficiary may terminate Borrower’s license, and then Beneficiary, as Borrower’s agent, may collect the Rents. In addition, if the Property is vacant, Beneficiary may rent or lease the Property. Beneficiary shall not be liable for its failure to rent the Property, to collect any rents, or to exercise diligence in any matter relating to the Rents; Beneficiary shall be accountable only for Rents actually received. Beneficiary neither has nor assumes any obligation as lessor or landlord with respect to any occupant of the Property. Rents so received shall be applied by Beneficiary first to the remaining unpaid balance of the Indebtedness, in such order or manner as Beneficiary shall elect, and the residue, if any, shall be paid to the person or persons legally entitled to the residue.

SECURITY AGREEMENT; FINANCING STATEMENTS. The following provisions relating to this Deed of Trust as a security agreement are a part of this Deed of Trust:

Security Agreement. This instrument shall constitute a security agreement to the extent any of the Property constitutes fixtures or other personal property, and Beneficiary shall have all of the rights of a secured party under the Texas Uniform Commercial Code as amended from time to time.

Security Interest. Upon request by Beneficiary, Borrower shall execute financing statements and take whatever other action is requested by Beneficiary to perfect and continue Beneficiary’s security interest in the Property. In addition to recording this Deed of Trust in the real property records,

Beneficiary may, at any time and without further authorization from Borrower, file executed counterparts, copies or reproductions of this Deed of Trust as a financing statement. Borrower shall reimburse Beneficiary for all expenses incurred in perfecting or continuing this security interest. Upon default, Borrower shall assemble the Personal Property in a manner and at a place reasonably convenient to Borrower and Beneficiary and make it available to Beneficiary within three (3) days after receipt of written demand from Beneficiary.

Addresses. The mailing addresses of Borrower (debtor) and Beneficiary (secured party), from which information concerning the security interest granted by this Deed of Trust may be obtained (each as required by the Texas Uniform Commercial Code), are as stated on the first page of this Deed of Trust.

FURTHER ASSURANCES; ATTORNEY-IN-FACT. The following provisions relating to further assurances and attorney-in-fact are a part of this Deed of Trust:

Further Assurances. At any time, and from time to time, upon request of Beneficiary, Borrower will make, execute and deliver, or will cause to be made, executed or delivered, to Beneficiary or to Beneficiary’s designee, and when requested by Beneficiary, cause to be filed, recorded, refiled, or rerecorded, as the case may be, at such times and in such offices and places as Beneficiary may deem appropriate, any and all such mortgages, deeds of trust, security deeds, security agreements, financing statements, continuation statements, instruments of further assurance, certificates, and other documents as may, in the sole opinion of Beneficiary, be necessary or desirable in order to effectuate, complete, perfect, continue, or preserve: (a) the obligations of Borrower under the Note, this Deed of Trust, and the Related Documents; and (b) the liens and security interests created by this Deed of Trust as first and prior liens on the Property, whether now owned or hereafter acquired by Borrower. Unless prohibited by law or agreed to the contrary by Beneficiary in writing, Borrower shall reimburse Beneficiary for all costs and expenses incurred in connection with the matters referred to in this paragraph.

Attorney-in-Fact. If Borrower fails to do any of the things referred to in the preceding paragraph, Beneficiary may do so for and in the name of Borrower and at Borrower’s expense. For such purposes, Borrower hereby irrevocably appoints Beneficiary as Borrower’s attorney-in-fact for the purpose of making, executing, delivering, filing, recording, and doing all other things as may be necessary or desirable, in Beneficiary’s sole opinion, to accomplish the matters referred to in the preceding paragraph.

FULL PERFORMANCE. If Borrower pays all the Indebtedness when due, and otherwise performs all the obligations imposed upon Borrower under this Deed of Trust, Beneficiary shall execute and deliver to Borrower a release of this Deed of Trust lien and suitable statements of termination of any financing statement on file evidencing Beneficiary’s security interest in the Rents and the Personal Property. Reasonable costs for preparation of such release and statements of termination together with any filing fees required by law shall be paid by Borrower, if permitted by applicable law.

EVENTS OF DEFAULT. Each of the following events shall constitute a Default.

Default. Default in the timely payment of any installment of principal and interest of the Indebtedness or in the performance of any covenant or provision of any Related Document.

Insolvency. Borrower, or any Guarantor, shall: (a) execute an assignment for the benefit of creditors or take any action in furtherance thereof; or (b) admit in writing his inability to pay his debts generally as they become due; or (c) as a debtor, file a petition, case, proceeding, or other action pursuant to, or voluntarily seek the benefit or benefits of any debtor relief law or take any action in furtherance thereof; or (d) seek, acquiesce in, or suffer the appointment of a receiver, trustee, or custodian of Borrower, any Guarantor, the Property, in whole or in part, or any significant portion of other property belonging to Borrower or any Guarantor that affects performance of the Indebtedness; or (e) voluntarily become a party to any proceeding seeking to effect a suspension or having the effect of suspending any of the rights of Beneficiary granted or referred to in the Related Documents or take any action in furtherance thereof.

Bankruptcy. The filing of a petition, case, proceeding, or other action against Borrower, or any Guarantor, as a debtor under any debtor relief law; or seeking appointment of a receiver, trustee, or custodian of Borrower, or any Guarantor, or of any property described in the Related Documents or any part thereof, or of any significant portion of other property belonging to Borrower or any Guarantor, that affects its ability to perform under the Indebtedness, or seeking to effect a suspension or having the effect of suspending any of the rights of Beneficiary granted or referred to in the Related Documents, and: (a) Borrower or any Guarantor admits, acquiesces in, or fails to contest the material allegations thereof; or (b) the petition, case, proceeding, or other action results in entry of an order for relief or order granting the relief sought against Borrower or any Guarantor; or (c) the petition, case, proceeding, or other action is not permanently dismissed on or before the earliest of trial thereon or sixty (60) days next following the date of its filing.

Breaches. The discovery by Beneficiary that any warranty, covenant, or representation made to Beneficiary by or on behalf of Borrower or any Guarantor is false, misleading, erroneous, or breached in any material respect.

default shall not be an Event of Default, if a monetary default is cured within ten (10) days and a non-monetary default is cured within thirty (30) days following the delivery of or the mailing of written notice from Beneficiary to Borrower’s most current address as reflected in Beneficiary’s business records specifying the existence of any such default. If such default is not cured within the applicable period, the default shall be an Event of Default without need of any further notice or action by Beneficiary. Notwithstanding the foregoing, if a non-monetary default is not capable of being cured within the thirty (30) day period referenced herein, it shall not be considered an Event of Default so long as Borrower is using diligent efforts to cure said non-monetary default.

RIGHTS AND REMEDIES ON DEFAULT. Upon the occurrence of any Event of Default, and after giving any required statutory notice of default, including any notice required under the Texas

Property Code, at any time thereafter, Trustee or Beneficiary, at its option, may exercise any one or more of the following rights and remedies, in addition to any other rights or remedies provided by law:

Accurate Indebtedness. Beneficiary may declare the unpaid principal balance of the Indebtedness due and payable. In no event will Borrower be required to pay any unearned interest.

Foreclosure. If Beneficiary invokes the power of sale, Trustee, at the request of Beneficiary, may sell all or any portion of the Property at public auction to the highest bidder for cash at the location within the courthouse designated by the County Commissioners Court, or if no such area has been designated, at the area designated in the notice of sale within the courthouse, between the hours of 10:00 A.M. and 4:00 P.M. on the first Tuesday of any month, after the Beneficiary or its agent has given notice of the time, place, and terms of sale and of the property to be sold as required by the Texas Property Code, as then amended.

UCC Remedies. With respect to all or any part of the Personal Property, Beneficiary shall have all the rights and remedies of a secured party under the Texas Uniform Commercial Code.

Trustee’s Powers. Borrower hereby jointly and severally authorizes and empowers Trustee to sell all or any portion of the Property together or in lots or parcels, as Trustee may deem expedient, and to execute and deliver to the purchaser or purchasers of such Property good and sufficient deeds of conveyance of fee simple title, or of lesser estates, and bills of sale and assignments, with covenants of general warranty made on behalf of Borrower. In no event shall Trustee be required to exhibit, present or display at any such sale any of the Property to be sold at such sale. The Trustee making such sale shall receive the proceeds of the sale and shall apply the same as provided below. Payment of the purchase price to Trustee shall satisfy the liability of the purchaser at any such sale of the Property, and such person shall not be bound to look after the application of the proceeds.

Appoint Receiver. Beneficiary shall have the right to have a receiver appointed to take possession of all or any part of the Property, with the power to protect and preserve the Property, to operate the Property preceding foreclosure or sale, and to collect the Rents from the Property and apply the proceeds, over the above the cost of the receivership, against the Indebtedness. The receiver may serve without bond if permitted by law. Beneficiary’s right to the appointment of a receiver shall exist whether or not the apparent value of the Property exceeds the Indebtedness by a substantial amount. Employment by Beneficiary shall not disqualify a person from serving as a receiver.

Tenancy at Sufferance. If Borrower remains in possession of the Property after the Property is sold as provided above or Beneficiary otherwise becomes entitled to possession of the Property upon default of Borrower, Borrower shall become a tenant at sufferance of Beneficiary or the purchaser of the Property and shall, at Beneficiary’s option, either: (a) pay a reasonable rental for the use of the Property; (b) vacate the Property immediately upon the demand of Beneficiary; or (c) if such tenants refuse to surrender possession of the Property upon demand, the purchaser shall be entitled to institute and maintain the statutory action of forcible entry and detainer and procure a writ of possession thereunder, and Borrower expressly waives all damages sustained by reason thereof.

Sale of the Property. To the extent permitted by applicable law, Borrower hereby waives any and all rights to have the Property marshaled. In exercising its rights and remedies, the Trustee or Beneficiary shall be free to sell all or any part of the Property together or separately, in one sale or by separate sales. Beneficiary shall be entitled to bid at any public sale on all or any portion of the Property. Trustee may convey all or any part of the Property to the highest bidder for cash with a general warranty binding Borrower, subject to prior liens and to other exceptions to the conveyance and warranty. Borrower waives all requirements of appraisement, if any. The affidavit of any person having knowledge of the facts to the effect that proper notice as required by the Texas Property Code was given shall be prima facie evidence of the fact that such notice was in fact given. Recitals and statements of fact in any notice or in any conveyance to the purchaser or purchasers of the Property in any foreclosure sale under this Deed of Trust shall be prima facie evidence of the truth of such facts, and all prerequisites and requirements necessary to the validity of any such sale shall be presumed to have been performed. Any sale under the powers granted by this Deed of Trust shall be a perpetual bar against Borrower, Borrower’s heirs, successors, assigns and legal representatives.

Proceeds. Trustee shall pay the proceeds of any sale of the Property: (a) first, to the expenses of foreclosure, including reasonable fees or charges paid to the Trustee, including but not limited to fees for enforcing the lien, posting for sale, selling, or releasing the Property; (b) then to Beneficiary the full amount of the Indebtedness; (c) then to any amount required by law to be paid before payment to Borrower; and (d) the balance, if any, to Borrower.

Waiver; Election of Remedies. A waiver by any party of a breach of a provision of this Deed of Trust shall not constitute a waiver of or prejudice that party’s rights otherwise to demand strict compliance with that provision or any other provision. Election by Beneficiary to pursue any remedy provided in this Deed of Trust, the Indebtedness, in any Related Document, or provided by law shall not exclude pursuit of any other remedy, and an election to make expenditures or to take action to perform an obligation of Borrower under this Deed of Trust after failure of Borrower to perform shall not affect Beneficiary’s right to declare a default and to exercise any of its remedies. To the extent permitted by law, Borrower waives any rights which Borrower might otherwise have under the provisions of Sections 51.003, 51.004 and 51.005 of the Texas Property Code.

Jury Trial Waiver. In recognition of the higher costs and delay which may result from a jury trial, the parties waive any right to trial by jury of any claim, demand, action or cause of action (a) arising hereunder, or (b) in any way connected with or related or incidental to the dealings of the parties hereto or any of them with respect hereto, in each case whether now existing or hereafter arising, and whether sounding in contract or tort or otherwise; and each party further waives any right to consolidate any such action in which a jury trial has been waived with any other action in which a jury trial cannot be or has not been waived; and each party hereby agrees and consents that any such claim, demand, action or cause of action shall be decided by court trial without a jury, and that any party hereto may file an original counterpart or a copy of this section with any court as written evidence of this consent of the parties hereto to the waiver of their right to trial by jury.

Attorneys’ Fees; Expenses. If Beneficiary institutes any suit or action to enforce any of the terms of this Deed of Trust, Beneficiary shall be entitled to recover such sum as the court may adjudge reasonable as attorneys’ fees at trial and on any appeal. Whether or not any court action is involved, all reasonable expenses incurred by Beneficiary which in Beneficiary’s opinion are necessary at any time for the protection of its interest or the enforcement of its rights shall become a part of the Indebtedness, be payable on demand and shall bear interest at the Note rate from the date of expenditure until repaid. Expenses covered by this paragraph include, without limitation, however subject to the any limits under applicable law, Beneficiary’s reasonable attorneys’ fees whether or not there is a lawsuit, including attorneys’ fees for bankruptcy proceedings (including efforts to modify or vacate any automatic stay or injunction), appeals and any anticipated post-judgment collection services, the cost of searching records, obtaining title reports (including foreclosure reports), surveyors’ reports, environmental assessments, appraisal fees, title insurance, and fees for the Trustee, to the extent permitted by applicable law. Borrower will also pay any court costs, in addition to all other sums provided by law. In the event of foreclosure of this Deed of Trust, Beneficiary shall be entitled to recover from Borrower Beneficiary’s reasonable attorneys’ fees and actual disbursements necessarily incurred by Beneficiary in pursuing such foreclosure.

POWERS AND OBLIGATIONS OF TRUSTEE. The following provisions relating to the powers and obligations of Trustee are part of this Deed of Trust:

Powers of Trustee. In addition to all powers of Trustee arising as a matter of law, Trustee shall have the power to take the following actions with respect to the Property upon the written request of Beneficiary and Borrower: (a) join in preparing and filing a map or plat of the Real Property, including the dedication of streets or other rights to the public; (b) join in granting any easement or creating any restriction on the Real Property; and (c) join in any subordination or other agreement affecting this Deed of Trust or the interest of Beneficiary under this Deed of Trust.

Obligations to Notify. Trustee shall not be obligated to notify any other lienholder of the Property of the commencement of a foreclosure proceeding or of the commencement of any other action to which Beneficiary may avail itself as a remedy, except to the extent required by applicable law or by written agreement.

Trustee. Trustee shall meet all qualifications required for Trustee under applicable law. In addition to the rights and remedies set forth above, with respect to all or any part of the Property, the Trustee shall have the right to foreclose by notice and sale, and Beneficiary shall have the right to foreclose by judicial foreclosure, in either case in accordance with and to the full extent provided by applicable law.

Substitute Trustee. Beneficiary, at its option, from time to time, and more than once, may appoint in writing a successor or substitute trustee, with or without cause, including the resignation, absence, death, inability, refusal or failure to act of the Trustee. The successor or substitute trustee may be appointed without ever requiring the resignation of the former trustee and without any formality except for the execution and acknowledgment of the appointment by the Beneficiary of this Deed of Trust The successor or substitute trustee shall then succeed to all rights, obligations, and duties of the Trustee. This appointment may be made on behalf of Beneficiary by the President, any Vice President, Secretary, or Cashier of Beneficiary.

NOTICES TO BORROWER AND OTHER PARTIES. Any notice under this Deed of Trust shall be in writing and shall be effective when actually delivered or, if mailed, shall be deemed effective when deposited in the United States mail first class, certified mail, postage prepaid, directed to the addresses shown near the beginning of this Deed of Trust. Any party may change its address for notices under this Deed of Trust by giving formal written notice to the other parties, specifying that the purpose of the notice is to change the party’s address. For notice purposes, Borrower agrees to keep Beneficiary and Trustee informed at all times of Borrower’s current address.

MISCELLANEOUS PROVISIONS. The following miscellaneous provisions are a part of this Deed of Trust:

Amendments. This Deed of Trust, together with any Related Documents, constitutes the entire understanding and agreement of the parties as to the matters set forth in this Deed of Trust. No alteration of or amendment to this Deed of Trust shall be effective unless given in writing and signed by the party or parties sought to be charged or bound by the alteration or amendment.

Applicable Law. This Deed of Trust has been delivered to Beneficiary and accepted by Beneficiary in the State of Texas. This Deed of Trust shall be governed by and construed in accordance with the laws of the State of Texas and applicable Federal laws.

Caption Headings. Caption headings in this Deed of Trust are for convenience purposes only and are not to be used to interpret or define the provisions of this Deed of Trust.

Limitation of Interest. All agreements between Borrower and Beneficiary are expressly limited so that in no contingency or event whatsoever whether by reason of advancement of the proceeds of the Indebtedness, acceleration of maturity of the Indebtedness hereof, or otherwise, shall the amount paid or agreed to be paid to the Beneficiary for the use, forbearance, or detention of the money to be advanced hereunder exceed the highest rate permissible under the laws of the State of Texas and of the United States, and in particular the Texas Finance Code, as amended (to the extent not preempted by Federal law, if any) and any subsequent revisions repeals, or judicial interpretations thereof, to the extent any of same are applicable hereto and thereto. If, from any circumstance whatsoever, fulfillment of any provisions hereof or of the Indebtedness or any other agreement referred to herein or therein shall, at the time fulfillment of such provision be due, involve transcending the limit of validity prescribed by law that a court of competent jurisdiction may deem applicable hereto, then ipso facto the obligations to be fulfilled shall be reduced to the limit of such validity, and if from any circumstance the Beneficiary shall ever receive as interest an amount which would be excessive interest, it shall: (a) be applied to the reduction of the unpaid principal balance of the Indebtedness; or (b) be refunded to Borrower and not to the payment of interest. It is further agreed, without limitation of the foregoing, that all calculations of the rate of interest contracted for, charged, or received on the Indebtedness evidenced or secured hereby that are made for the purpose of determining whether such rate exceeds the maximum lawful contract rate, shall be made, to the extent permitted by applicable law, by amortizing, prorating, allocating, and spreading throughout the full stated term of the Indebtedness so that such rate of interest on account of such Indebtedness, as so calculated, is uniform throughout the term thereof. This provision shall control every other provision of all agreements between Borrower and the Beneficiary.

Merger. There shall be no merger of the interest or estate created by this Deed of Trust with any other interest or estate in the Property at any time held by or for the benefit of Beneficiary in any capacity, without the written consent of Beneficiary.

Multiple Parties. All obligations of Borrower under this Deed of Trust shall be joint and several, and all references to Borrower shall mean each and every Borrower. This means that each of the persons signing below is responsible for all obligations in this Deed of Trust. Where any one or more of the parties are corporations or partnerships, it is not necessary for Beneficiary to inquire into the powers of any of the parties or of the officers, directors, partners, or agents acting or purporting to act on their behalf.

Severability. If a court of competent jurisdiction finds any provision of this Deed of Trust to be invalid or unenforceable as to any person or circumstance, such finding shall not render that provision invalid or unenforceable as to any other persons or circumstances. If feasible, any such offending provisions shall be deemed to be modified to be within the limits of enforceability or validity; however, if the offending provision cannot be so modified, it shall be stricken and all other provisions of this Deed of Trust in all other respects shall remain valid and enforceable.

Successors and Assigns. Subject to the limitations stated in this Deed of Trust on transfer of Borrower’s interest, this Deed of Trust shall be binding upon and inure to the benefit of the parties, their successors and assigns. If ownership of the Property becomes vested in a person other than Borrower, Beneficiary, without notice to Borrower, may deal with Borrower’s successors with reference to this Deed of Trust and the Indebtedness by way of forbearance or extension without releasing Borrower from the obligations of this Deed of Trust or liability under the Indebtedness.

Time is of the Essence. Time is of the essence in the performance of this Deed of Trust.

Waivers and Consents. Beneficiary shall not be deemed to have waived any rights under this Deed of Trust (or under the Related Documents) unless such waiver is in writing and signed by Beneficiary. No delay or omission on the part of Beneficiary in exercising any right shall operate as a waiver of such right or any other right. A waiver by any party of a provision of this Deed of Trust shall not constitute a waiver of or prejudice the party’s right otherwise to demand strict compliance with that provision or any other provision. No prior waiver by Beneficiary, nor any Beneficiary’s rights or any of the Borrower’s obligations as to any future transactions. Whenever consent by Beneficiary is required in this Deed of Trust, the granting of such consent by Beneficiary in any instance shall not constitute continuing consent to subsequent instances where such consent is required.

SPECIAL PROVISIONS:

Partial Releases. It is further agreed that Borrower shall have the privilege, while not in default under the terms of the Note or any of the Security Documents, of, from time to time, obtaining Releases from Beneficiary on individual tracts of the Property sold. Each such tract shall be released upon payment to Beneficiary of: (i) ninety percent (90%) of the Net Sales Proceeds of each such tract; or (ii) the amount specified in the addendum attached as Exhibit “B”, whichever is greater. “Net Sales Proceeds” shall mean the gross proceeds payable to Borrower in connection with the sale of a tract after deducting normal and customary closing expenses of a seller, but only to the extent such expenses are actually paid by Borrower.

BORROWER ACKNOWLEDGES HAVING READ ALL THE PROVISIONS OF THIS DEED OF TRUST, AND BORROWER AGREES TO ITS TERMS.

EXECUTED effective as of, but not necessarily on, the 29th day of July, 2011.

BORROWER:

IBG ADRIATICA HOLDINGS, INC.,

By:	/s/ Daniel W. Brooks
DANIEL W. BROOKS, Vice President

STATE OF TEXAS	§
§
COUNTY OF COLLIN	§

This instrument was acknowledged before me on this 30 day of December, 2011, by DANIEL W. BROOKS, Vice President of IBG ADRIATICA HOLDINGS, INC., a Texas corporation, on behalf of said corporation.

[Notary Stamp]	/s/ Steven Cowan
NOTARY PUBLIC – STATE OF TEXAS

AFTER RECORDING RETURN TO:	PREPARED IN THE LAW OFFICE OF:

First United Bank and Trust Company Attention: Loan Administration/Derek Crouse 1400 West Main Street Durant, Oklahoma 74701	William David Keese, P.C. 1400 West Main Street Durant, Oklahoma 74701

EXHIBIT “A”

Legal Description

TRACT I:

All that certain tract of land situated in the Henry Johnson Survey, Abstract No. 482, J.R. Gray Survey, Abstract No. 343 and the J.A. Gray Survey, Abstract No. 344 in the City of McKinney, Collin County, Texas, being part of Tract 8A described in Special Warranty Deed from Stonebridge Ranch Development Corporation, a Delaware corporation to Westerra Stonebridge, L.P., a Delaware limited partnership, as filed for record under Clerk’s File No. 96-0106740 of the Land Records of Collin County, Texas being more particularly described by metes and bounds as follows:

Begin at a 1/2 inch capped iron rebar (HUITT-ZOLLARS) found at the intersection of the South right-of-way line of Virginia Parkway, according to the Final Plat thereof as recorded in Cabinet G, Page 328, of the Plat Records of Collin County, Texas, and the East right-of-way line of Stonebridge Drive, according to the Final Plat thereof, recorded as Cabinet G, Page 331, of the Plat Records of Collin County, Texas;

THENCE in a southeasterly direction along said South right-of-way line of Virginia Parkway (120 feet wide) the following four (4) courses:

1) South 76 degrees 23 minutes 20 seconds East, a distance of 53.79 feet to a 1/2 inch capped iron rebar (Petsche & Assoc., Inc.) found at the point of curvature of a curve having a central angle of 22 degrees 09 minutes 28 seconds and a radius of 1,810.00 feet;

2) along the arc of said curve to the left, a distance of 699.97 feet to a 1/2 inch capped iron rebar (Petsche & Assoc., Inc.) found at the point of tangency of said curve;

3) North 81 degrees 27 minutes 12 seconds East, a distance of 838.25 feet to a 1/2 inch capped iron rebar (Petsche & Assoc., Inc.) found at the point of curvature of a curve having a central angle of 00 degrees 59 minutes 57 seconds and a radius of 2,240.00 feet;

4) along the arc of said curve to the right, a distance of 39.06 feet to a 1/2 inch capped iron rebar (Petsche & Assoc., Inc.) found for corner;

THENCE South 07 degrees 32 minutes 49 seconds East, departing said South right-of-way line of Virginia Parkway, a distance of 375.65 feet to a 1/2 inch capped iron rebar (Petsche & Assoc., Inc.) found for corner;

THENCE South 65 degrees 28 minutes 25 seconds West, a distance of 292.46 feet to a 1/2 inch capped iron rebar (Petsche & Assoc., Inc.) found for corner;

THENCE South 08 degrees 52 minutes 31 seconds East, a distance of 344.91 feet to a 1/2 inch capped iron rebar (Petsche & Assoc., Inc.) found for corner;

THENCE South 74 degrees 42 minutes 53 seconds East, a distance of 98.25 feet to a 1/2 inch capped iron rebar (Petsche & Assoc., Inc.) found for corner in the curving Northwesterly line of that certain tract or parcel of land known as Stonebridge Lake described in Special Warranty Deed from Ranch Development Company to Stonebridge Ranch Community Association, Inc., a non-profit Texas corporation as filed for record in Volume 3063, Page 542, of the Land Records of Collin County, Texas, said corner being the beginning of a non-tangent curve having a central angle of 32 degrees 38 minutes 22 seconds, a radius of 217.66 feet, and from which a radial line bears South 74 degrees 42 minutes 33 seconds East;

THENCE generally in a Westerly direction along said Northwesterly line of Stonebridge Lake, the following thirteen (13) courses:

1) along the arc of said curve to the left, a distance of 123.99 feet to a 1/2 inch iron rebar found at the point of reverse curvature and the beginning of another curve having a central angle of 61 degrees 26 minutes 07 seconds and a radius of 175.00;

2) along the arc of said curve to the right, a distance of 187.64 feet to a 1/2 inch capped iron rebar (Petsche & Assoc., Inc.) found for corner and from which a radial line bears North 45 degrees 54 minutes 48 seconds West;

3) South 41 degrees 12 minutes 12 seconds West, a distance of 222.16 feet to a 1/2 inch capped iron rebar (Petsche & Assoc., Inc.) found at an angle point;

4) South 42 degrees 06 minutes 05 seconds West, a distance of 103.39 feet to a 1/2 inch capped iron rebar (Petsche & Assoc., Inc.) found at the point of curvature of a curve having a central angle of 25 degrees 18 minutes 24 seconds and a radius of 412.46 feet;

5) along the arc of said curve to the right, a distance of 182.18 feet to a 1/2 inch iron rebar found at the point of tangency of said curve;

6) South 67 degrees 24 minutes 29 seconds West, a distance of 157.33 feet to a 1/2 inch capped iron rebar (Petsche & Assoc., Inc.) found at the point of curvature of a curve having a central angle of 62 degrees 46 minutes 49 seconds, a radius of 172.33 feet;

7) along the arc of said curve to the right, a distance of 188.82 feet to a 1/2 inch iron rebar (Petsche & Assoc., Inc.) found at the point of reverse curvature and the beginning of another curve having a central angle of 56 degrees 42 minutes 56 seconds and a radius of 72.29 feet;

8) along the arc of said curve to the left, a distance of 71.56 feet to a 1/2 inch capped iron rebar (Petsche & Assoc., Inc.) found at the point of reverse curvature and the beginning of another curve having a central angle of 61 degrees 35 minutes 40 seconds and a radius of 43.17 feet;

9) along the arc of said curve to the right, a distance of 46.41 feet to a 1/2 inch capped iron rebar (Petsche & Assoc., Inc.) found at the point of reverse curvature and the beginning of another curve having a central angle of 81 degrees 25 minutes 37 seconds and a radius of 97.42 feet;

10) along the arc of said curve to the left, a distance of 138.46 feet to a 1/2 inch capped iron rebar (Petsche & Assoc., Inc.) found at the point of reverse curvature and the beginning of another curve having a central angle of 61 degrees 32 minutes 19 seconds and a radius of 40.00 feet;

11) along the arc of said curve to the right, a distance of 42.96 feet to a 1/2 inch caped iron rebar (Petsche & Assoc., Inc.) found at the point of tangency of said curve;

12) North 64 degrees 49 minutes 16 seconds West, a distance of 99.75 feet to a 1/2 inch capped iron rebar (Petsche & Assoc., Inc.) found at the point of curvature of a curve having a central angel of 18 degrees 48 minutes 40 seconds and a radius if 71.78 feet;

13) along the arc of said curve to the left, a distance of 23.57 feet to a 1/2 inch caped iron rebar (Petsche & Assoc., Inc.) found for corner;

THENCE North 06 degrees 22 minutes 04 seconds East, departing said Northwesterly line of Stonebridge Lake, a distance of 26.42 feet to a 1/2 inch capped iron rebar (Petsche & Assoc., Inc.) found for corner;

THENCE North 41 degrees 49 minutes 20 seconds West, a distance of 305.86 feet to a 1/2 inch capped iron rebar (Petsche & Assoc., Inc.) found for corner;

THENCE South 76 degrees 44 minutes 49 seconds West, a distance of 66.48 feet to a 1/2 inch capped iron rebar (Petsche & Assoc., Inc.) found for corner in the aforesaid East right-of-way line of Stonebridge Drive;

THENCE in a Northerly direction, along said East right-of-way line of Stonebridge Drive (140 feet wide), the following three (3) courses:

1) North 17 degrees 04 minutes 39 seconds West, a distance of 564.81 feet to a 1/2 inch iron rebar found at the point of curvature of a curve having a central angle of 30 degrees 41 minutes 19 seconds and a radius of 990.00 feet;

2) along the arc of said curve to the right, a distance of 530.26 feet to a 1/2 inch capped iron rebar (Petsche & Assoc., Inc.) at the point of tangency of said curve;

3) North 13 degrees 36 minutes 40 seconds East, a distance of 71.18 feet back to the POINT OF BEGINNING, containing 45.317 acres of land, more or less, SAVE AND EXCEPT that tract of land conveyed to Stonebridge Ranch Community Association, Inc., by deed recorded in Volume 5596, Page 5547, Land Records, Collin County, Texas.

LESS AND EXCEPT and tracts or parcels of land that have previously been released.

TRACT II:

Being Lots 1 through 19, Block A, Lots 1 through 18, Block B, Lots 1 through 11, Block C, Lots 1 through 10, Block D, and Lots 1 through 17, Black E, of VILLA DISTRICT – ADRIATICA, an Addition to the City of McKinney, Collin County, Texas, according to the Plat thereof recorded in Volume 2006, Page 471, Map Records of Collin County, Texas.

TRACT III:

All of Building 3 and Building 6 of THE HARBOR AT ADRIATICA CONDOMINIUMS, a Condominium regime in the City of McKinney, Collin County, Texas, according to the Declaration filed for record on February 25, 2009, and recorded under Instrument No. 20090225000215050 in the Deed Records of Collin County, Texas, together with all the undivided percent interest in the General Common Elements as described in said Declaration.

TRACT IV:

Lot 2, Block B and the Common Area B-1 of ADRIATICA, BLOCK B, LOTS 1R & 2, an Addition to the City of McKinney, Collin County, Texas, according to the Revised Plat recorded in Volume 2006, Page 130, of the Map Records of Collin County, Texas.

TRACT V:

Lot 2, Block C of ADRIATICA, a Croatian Village at Stonebridge Ranch, an Addition to the City of McKinney, Collin County, Texas, according to the Revised Plat recorded in Cabinet Q, Page 597, of the Map Records of Collin County, Texas.

TRACT VI:

Lot 1R, Block A of ADRIATICA, a Croatian Village at Stonebridge Ranch, an Addition to the City of McKinney, Collin County, Texas, according to the Revised Plat recorded in Cabinet Q, Page 607, of the Map Records of Collin County, Texas.

TRACT VII:

Buildings A, B, C, D, E, G, H AND I of MEDPARK AT ADRIATICA OFFICE CONDOMINIUMS, a Condominium regime in the City of McKinney, Collin County, Texas, according to the Declaration filed for record on February 6, 2007, and recorded under County Clerk’s File Number 2007-172740 of the Real Property Records of Collin County, Texas, together with an undivided percent interest in the General Common Elements as described in said Declaration, and together with the exclusive use of the limited common elements appurtenant to said unit and building, all as described in said Declaration.

TRACT VIII:

Lots 5, 6, 7, 8, 9, 10, 11, 12, 13, 14, 15, 16, 17, 18 and 19, Block A, Lots 1, 2, 3, 4, 5, 6, 7, 8, 9, 10, 11, 12, 13, 14, 15, 16, 17 and 18, Block B, Lots 1, 2, 3, 4, 5, 6, 7, 8, 9, 10 and 11, Block C, Lots 1, 2, 3, 4, 5, 6 and 7, Block D and Lots 1, 2, 3, 4, 5, 6, 7, 8, 9, 10, 11, 12, 13 and 14, Block E, of VILLA DISTRICT – ADRIATICA, an Addition to the City of McKinney, Collin County, Texas, according to the Revised Plat recorded in Volume 2006, Page 471, of the Map Records of Collin County, Texas.

TRACT IX:

Being all of MEDPARK AT ADRIATICA OFFICE CONDOMINIUMS, a Condominium regime in the City of McKinney, Collin County, Texas, according to the Declaration filed for record on February 6, 2007, and recorded under Clerk’s File No. 2007-172740, Real Property Records, Collin County, Texas, together with an undivided percent interest in the General Common Elements as described in said Declaration, and together with the exclusive use of the limited common elements appurtenant to said unit and building, all as described in said Declaration.

SAVE AND EXCEPT Building F, of Medpark at Adriatica Office Condominiums as shown in Condominium Special Warranty Deed executed by SB Harbor Market Joint Venture, a Texas joint venture to M & JSB, LP, a Texas limited partnership, dated February 16, 2007, filed for record on February 20, 2007 and recorded under Document No. 20070220000229600, Real Property Records, Collin County, Texas.

Said Condominium formally known as Lot 1R, Block B of Adriatica, Block B, Lots 1R and 2, an addition to the City of McKinney, Collin County, Texas, according to the Minor Replat thereof recorded in Volume 2006, Page 130 of the Map Records of Collin County, Texas.

TRACT X:

Lot 5, Block A of ADRIATICA – LOT 1R, 4 & 5, BLOCK “A”, A CROATIAN VILLAGE AT STONEBRIDGE RANCH, an addition to the City of McKinney, Collin County, Texas, according to the revised plat thereof recorded Cabinet Q, Page 607, Map Records, Collin County, Texas.

TRACT XI:

Lot 4R, Block A of ADRIATICA, BLOCK A, LOT 4R, an addition to the City of McKinney, Collin County, Texas, according to the amending plat thereof recorded Volume 2006, Page 543, Map Records, Collin County, Texas.

TRACT XII:

Lot 2, Block A of ADRIATICA, BLOCK A, LOTS 1R1 AND 2, an addition to the City of McKinney, Collin County, Texas, according to the revised plat thereof recorded Volume 2009, Page 72, Map Records, Collin County, Texas.

TRACT XIII:

Buildings 2, 3, 4, 5, 7, and 8 of MEDPARK II AT ADRIATICA CONDOMINIUMS, a Condominium regime in the City of McKinney, Collin County, Texas, according to the Declaration filed for record on January 29, 2010, and recorded under Clerk’s File No. 20100129000095840, Deed Records, Collin County, Texas, as amended by First Amendment to the Condominium Declaration for MedPark II at Adriatica Condominiums filed February 17, 2011, recorded under Clerk’s File No. 20110217000178360, Deed Records, Collin County, Texas, together with the appurtenant undivided percentage interest in the General Common Elements as described in said Declaration.

TRACT XIV:

Common Area B-1 of ADRIATICA, BLOCK B, LOTS 1R AND 2, an addition to the City of McKinney, Collin County, Texas, according to the revised plat thereof recorded Volume 2006, Page 130, Map Records, Collin County, Texas.

TRACT XV:

Building C of MEDPARK AT ADRIATICA OFFICE CONDOMINIUMS, a Condominium regime in the City of McKinney, Collin County, Texas, according to the Declaration filed for record on February 6, 2007, and recorded under Clerk’s File No. 20070206000172740, Deed Records, Collin County, Texas; as amended, restated and superseded by the Amended and Restated Condominium Declaration for MedPark at Adriatica Office Condominium filed June 22, 2009, and recorded under Clerk’s File No. 20090622000774660, Real Property Records, Collin County, Texas, together with an undivided percentage interest in the General Common Elements as described in said Declaration.

TRACT XVI:

Lots 5 thru 19, Block A; Lots 1 thru 13 and Lots 15 thru 18, Block B; Lots 1, 2, 3, 8, 10 and 11, Block C; Lots 1 thru 7, Block D and Lots 1 thru 8, Block E of VILLA DISTRICT-ADRIATICA, an addition to the City of McKinney, Collin County, Texas, according to the revised plat thereof recorded Volume 2006, Page 471, Map Records, Collin County, Texas.

TRACT XVII:

Buildings 3 and 6 of THE HARBOR AT ADRIATICA CONDOMINIUMS, a Condominium regime in the City of McKinney, Collin County, Texas, according to the Declaration filed for record on February 25, 2009, and recorded under Clerk’s No. 20090225000215050, Deed Records, Collin County, Texas, together with the appurtenant undivided percentage interest in the General Common Elements as described in said Declaration, and the Subordinate Condominium Declaration filed for record on January 29, 2010, and recorded under Clerk’s No. 20100129000095850, Deed Records, Collin County, Texas.

TRACT XVIII:

Lot 5, Block A, of ADRIATICA – LOT 1R, 4 and 5, BLOCK “A”, A CROATIAN VILLAGE AT STONEBRIDGE RANCH, an Addition to the City of McKinney, Collin County, Texas, according to the Plat thereof recorded in Volume Q, Page 607, of the Map Records of Collin County, Texas.

TRACT XIV:

Lot 4R, Block A of Adriatica, an addition to the City of McKinney, Collin County, Texas, according to the plat thereof recorded in Volume 2006, Page 543, Map Records, Collin County, Texas.

TRACT XX:

Being Lot 1, Block A, of VILLA DISTRICT – ADRIATICA, an Addition to the City of McKinney, Collin County, Texas, according to the Plat thereof recorded in Volume 2006, Page 471, Map Records of Collin County, Texas.

TRACT XXI:

Being Lot 3, Block A, of VILLA DISTRICT – ADRIATICA, an Addition to the City of McKinney, Collin County, Texas, according to the Plat thereof recorded in Volume 2006, Page 471, Map Records of Collin County, Texas.

LESS AND EXCEPT and tracts or parcels of land that have previously been released.

EXHIBIT “B” TO DEED OF TRUST

PARTIAL RELEASE PRICES

RELEASED PROPERTY	MINIMUM RELEASE PRICE

Lot 5, Block A, of ADRIATICA – LOT 1R, 4 and 5, BLOCK “A”, A CROATIAN VILLAGE AT STONEBRIDGE RANCH, an Addition to the City of McKinney, Collin County, Texas, according to the Plat thereof recorded in Volume Q, Page 607, of the Map Records of Collin County, Texas.	$4,500,000.00

Lot 4R, Block A of Adriatica, an addition to the City of McKinney, Collin County, Texas, according to the plat thereof recorded in Volume 2006, Page 543, Map Records, Collin County, Texas.	$3,500,000.00

18.3 acre tract of land located in the City of McKinney, Collin County, Texas	$5.00 per square foot

Being Lot 1, Block A, of VILLA DISTRICT – ADRIATICA, an Addition to the City of McKinney, Collin County, Texas, according to the Plat thereof recorded in Volume 2006, Page 471, Map Records of Collin County, Texas.	$350,000.00

Being Lot 3, Block A, of VILLA DISTRICT – ADRIATICA, an Addition to the City of McKinney, Collin County, Texas, according to the Plat thereof recorded in Volume 2006, Page 471, Map Records of Collin County, Texas.	$350,000.00

57 individual lots of land located in Collin County, Texas	$22,500.00 per lot or, in the event the lots are replotted, an aggregate of $1,282,500.00, which shall be prorated over the balance of the replotted lots, as approved by Lender.

Filed and Recorded

Official Public Records

Stacey Kemp, County Clerk

Collin County, TEXAS

01/04/2012 03:04:24 PM

$120.00 DFOSTER

20120104000012390

      [Official Stamp]                  /s/ Stacey Kemp